HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT                  341 MAIN STREET SALINAS, CA.93901
                                             (831) 759-2480 FAX (831) 759-2482






                 CONSENT OF THE INDEPENDENT AUDITOR


As the independent auditor for Organic Soils.com, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the financial statements and financial statement schedules of Organic Soils.com, Inc. for the period from date of inception to December 31, 2000 included of Form SB2. The report is dated May 29, 2001.

/s/ Hawkins Accounting